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                           Delaware Group Premium Fund


                   Multiple Class Plan Pursuant to Rule 18f-3


    This Multiple Class Plan (the "Plan") has been adopted by a majority of the Board of Trustees of Delaware Group Premium Fund (the "Fund"), including a majority of the Trustees who are not interested persons of the Fund, pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the "Act"). The Board has determined that the Plan, including the allocation of expenses, is in the best interests of the Fund as a whole, each series of shares offered by the Fund (individually and collectively the "Series"), and each class of shares offered by the Series. The Plan sets forth the provisions relating to the establishment of multiple classes of shares for each Series. To the extent that a subject matter set forth in this Plan is covered by the Fund's Agreement and Declaration of Trust or By-Laws, such governing documents will control in the event of any inconsistencies with descriptions contained in this Plan.

CLASSES

    1. Each Series of the Fund shall offer two classes of shares to be referred to herein as Class 1 and Class 2. Appendix A to this Plan, as that Appendix may be amended from time to time, identifies and provides the names of the Series (and classes thereof) that are covered by this Plan.

    2. All shares of the Fund shall be sold solely to the separate accounts of certain life insurance companies ("Insurance Companies") for the purpose of funding certain variable annuity and variable life insurance contracts ("Variable Contracts") and to such other investors as are determined to be eligible to purchase such shares.

SALES CHARGES

    3. In accordance with the Rule 12b-1 Plan adopted by the Fund, on behalf of the Class 2 shares of each Series (the "Class 2 12b-1 Plan"), the Fund shall pay to Delaware Distributors, L.P. (the "Distributor"), Insurance Companies, or others a monthly fee not to exceed 0.30% per annum of each Series' average daily net assets represented by its Class 2 shares, as may be determined by the Fund's Board of Trustees from time to time.

    4. The Class 2 12b-1 Plan may be used to pay the Distributor, Insurance Companies or others to assist in the promotion and distribution of Class 2 shares or Variable Contracts offering Class 2 shares. Payments made under the Class 2 12b-1 Plan may be used for, among other things, the printing of prospectuses and reports used for sales purposes, preparing and distributing sales literature and related expenses, advertisements, education of contract owners or dealers and their representatives, and other distribution-related expenses. Payments made under the Plan may also be used to pay Insurance Companies, dealers or others for, among other things, service fees as defined under NASD Regulation, Inc. rules, furnishing personal services or such other enhanced services as the Fund or a Variable Contract may require, or maintaining customer accounts and records.

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    5. The Fund has not adopted any Rule 12b-1 Plan for the Class 1 shares of the Series of the Fund.

    6. Class 1 and Class 2 shares are sold without the imposition of any front-end or contingent deferred sales charges (although the Variable Contracts are).

ALLOCATION OF EXPENSES

    7. The Fund shall allocate to each class of shares of a Series any fees and expenses incurred by the Fund in connection with the distribution or servicing of such class of shares under a Rule 12b-1 Plan, if any, adopted for such class. In addition, the Fund reserves the right, subject to approval by the Fund's Board of Trustees, to allocate fees and expenses of the following nature to a particular class of shares of a Series (to the extent that such fees and expenses actually vary among each class of shares or vary by types of services provided to each class of shares of the Series):

         (i)      transfer agency and other recordkeeping costs;

         (ii) Securities and Exchange Commission and blue sky registration or qualification fees;

         (iii) printing and postage expenses related to printing and distributing class specific materials, such as shareholder reports, prospectuses and proxies to current shareholders of a particular class or to regulatory authorities with respect to such class of shares;

         (iv) audit or accounting fees or expenses relating solely to such class;

         (v) the expenses of administrative personnel and services as required to support the shareholders of such class;

         (vi) litigation or other legal expenses relating solely to such class of shares;

         (vii) Trustees' fees and expenses incurred as a result of issues relating solely to such class of shares; and

         (viii) other expenses subsequently identified and determined to be properly allocated to such class of shares.

    8. Except for any expenses that are allocated to a particular class as described in the preceding paragraph, all expenses incurred by a Series will be allocated to each class of shares of such Series on the basis of the net asset value of each such class in relation to the net asset value of the Series.

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ALLOCATION OF INCOME AND GAINS

    9. Income and realized and unrealized capital gains and losses of a Series will be allocated to each class of shares of such Series on the basis of the net asset value of each such class in relation to the net asset value of the Series.

CONVERSIONS AND EXCHANGES

    10. There are currently no conversion features associated with the Class 1 or Class 2 shares.

    11. Shares of either class may be exchangeable for shares of the same class of another Series of the Fund according to the terms and conditions related to transfer privileges set forth in the Variable Contract and/or Fund prospectuses, as they may be amended from time to time.

OTHER PROVISIONS

    12. Each class will vote separately with respect to any Rule 12b-1 Plan related to that class.

    13. On an ongoing basis, the Trustees, pursuant to their fiduciary responsibilities under the Act and otherwise, will monitor each Series for the existence of any material conflicts between the interests of all the classes of shares offered by such Series. The Trustees, including a majority of the Trustees who are not interested persons of the Fund, shall take such action as is reasonably necessary to eliminate any such conflict that may develop. The Fund's investment managers and the Distributor shall be responsible for alerting the Board to any material conflicts that arise.

    14. All material amendments to this Plan must be approved by a majority of the Fund's Board of Trustees, including a majority of the Trustees who are not interested persons of the Fund.







Effective as of _________________, ______




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                                   APPENDIX A

                           Delaware Group Premium Fund

                   Multiple Class Plan Pursuant to Rule 18f-3


   Select Growth Series (formerly Aggressive Growth Series)

         Select Growth Series - Class 1
         Select Growth Series - Class 2

   Convertible Securities Series

         Convertible Securities Series - Class 1
         Convertible Securities Series - Class 2

   Balanced Series (formerly Delaware Balanced Series)

         Balanced Series - Class 1
         Balanced Series - Class 2

   Growth Opportunities Series (formerly DelCap Series)

         Growth Opportunities Series - Class 1
         Growth Opportunities Series - Class 2

   High Yield Series (formerly Delchester Series)

         High Yield Series - Class 1
         High Yield Series - Class 2

   Devon Series

         Devon Series - Class 1
         Devon Series - Class 2

   Emerging Markets Series

         Emerging Markets Series - Class 1
         Emerging Markets Series - Class 2

   Global Bond Series

         Global Bond Series - Class 1
         Global Bond Series - Class 2

   Growth and Income Series (formerly Decatur Total Return Series)

         Growth and Income Series - Class 1
         Growth and Income Series - Class 2

   International Equity Series

         International Equity Series - Class 1
         International Equity Series - Class 2


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   REIT Series

         REIT Series - Class 1
         REIT Series - Class 2

   Select Growth Series

         Select Growth Series - Class 1
         Select Growth Series - Class 2

   Small Cap Value Series (formerly Value Series)

         Small Cap Value Series - Class 1
         Small Cap Value Series - Class 2

   Social Awareness Series (formerly Quantum Series)

         Social Awareness Series - Class 1
         Social Awareness Series - Class 2

   Strategic Income Series

         Strategic Income Series - Class 1
         Strategic Income Series - Class 2

   Trend Series

         Trend Series - Class 1
         Trend Series - Class 2

   U.S. Growth Series

         U.S. Growth Series - Class 1
         U.S. Growth Series - Class 2



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